Exhibit 99.1

	10/1/12 Reserve Report
ATP Oil & Gas					Future Net
Gulf of Mexico	Net Reserves				Revenue	PV-10
Selected Oil & Gas Reserves	MBbls	MMcf	MGals	MMBoe	($000)	($000)
Summary
Proved
Included in Shelf Package
Breton Sound 45/52	0	4	—	1	$35	$32
High Island A 580/589	380	3,876	—	1,026	$20,746	$15,859
Main Pass 123	213	395	—	279	$15,624	$9,817
Ship Shoal 351/358	976	1,028	—	1,148	$73,936	$49,128

Total per Shelf Package	1,570	5,302	—	2,453	$110,340	$74,836

Probable and Possible
Included in Shelf Package
Breton Sound 45/52	0	2	—	1	$24	$19
High Island A 580/589	—	—	—	—	$—	$—
Main Pass 123	—	—	—	—	$—	$—
Ship Shoal 351/358 (1)	438	636	—	544	$32,472	$12,294

Total per Shelf Package	438	638	—	544	$32,496	$12,313

Total Proved, Probable and Possible
Included in Shelf Package
Breton Sound 45/52	0	6	—	1	$59	$51
High Island A 580/589	380	3,876	—	1,026	$20,746	$15,859
Main Pass 123	213	395	—	279	$15,624	$9,817
Ship Shoal 351/358	1,414	1,664	—	1,691	$106,408	$61,422

Total per Shelf Package	2,007	5,940	—	2,998	$142,836	$87,149